Consent of Independent Auditors





The Board of Directors
ICG Communications, Inc.:


We consent to incorporation by reference in the registration statement Nos. 33-96660, 333-08729, 333-18839, 333-38823, 333-40495 and 333-40495-01 on Form
S-3 of IntelCom Group Inc. and Nos. 33-14127, 333-25957, 333-39737 and 333-45213
on Form S-8 of ICG Communications, Inc. of our reports dated February 19, 1998, relating to the consolidated balance sheets of ICG Communications, Inc. and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the fiscal years ended September 30, 1995 and 1996, the three-month period ended December 31, 1996, and the fiscal year ended December 31, 1997, and the related financial statement schedule, which reports appear in the December 31, 1997 Annual Report on Form 10-K of ICG Communications, Inc.

As explained in note 2 to the consolidated financial statements, during the fiscal year ended September 30, 1996, the Company changed its method of accounting for long-term telecom services contracts.




                                           KPMG Peat Marwick LLP


Denver, Colorado
March 27, 1998